UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 26, 2007

MONSTER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21571	13-3906555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Third Avenue
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 26, 2007, the Board of Directors of the Company approved the grant of awards to 56 employees of the Company of an aggregate of 965,000 shares of restricted stock (“Restricted Stock”) under the Company’s 1999 Long Term Incentive Plan.  The following executive officers of the Company who were included in the Summary Compensation Table contained in the Company’s most recent proxy statement received awards:

Name of Executive Officer	Number of Shares of Restricted Stock
Steven Pogorzelski	100,000
Bradford Baker	80,000

The awards will vest in 50% increments on each of the second and fourth anniversaries of the grant date of July 26, 2007, subject to the recipient’s continued employment through each applicable vesting date.  If the recipient’s employment is terminated or terminates for any reason other than death or Disability (as defined in the award agreements), then all outstanding unvested Restricted Stock under the recipient’s award will be forfeited without consideration.  If the recipient’s employment is terminated because the recipient dies or incurs a Disability (as defined in the award agreements), then all outstanding unvested Restricted Stock under the recipient’s award will become fully vested.

Upon any Change in Control (as defined in the award agreements), the vesting requirements and schedule will remain in effect with respect to any outstanding unvested Restricted Stock.  If following any Change in Control a recipient’s employment is terminated without Cause (as defined in the award agreement) or is terminated by the recipient for Good Reason (as defined in the award agreement), then all outstanding unvested Restricted Stock under the recipient’s award will immediately vest.  Upon a Change in Control, the Compensation Committee of the Company in its sole direction may provide for the following: (i) the acceleration of the vesting in the Restricted Stock, subject to such other terms and conditions as determined by the Compensation Committee; (ii) that the Restricted Stock will be cancelled and each Participant shall receive a payment in exchange for such Restricted Stock in an amount equivalent to the amount, and in the form, the recipient would have received if the recipient had been able to receive the same as holders of shares of common stock of the Company in respect of the unvested shares of Restricted Stock; and/or (iii) the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Restricted Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Salvatore Iannuzzi
Name:	Salvatore Iannuzzi
Title:	Chairman of the Board, President and Chief Executive Officer

Date:  July 30, 2007